Exhibit 99.1

Libbey Inc. 300 Madison Ave P.O. Box 10060 Toledo, OH 43699

NEWS RELEASE

AT THE COMPANY:
Kenneth Boerger
Vice President and Treasurer
(419) 325-2279
ken.boerger@libbey.com

FOR IMMEDIATE RELEASE
December 10, 2012

LIBBEY INC. ANNOUNCES EXPIRATION OF EXCHANGE OFFER
FOR SENIOR SECURED NOTES

TOLEDO, OHIO, December 10, 2012--Libbey Inc. (NYSE MKT: LBY) ("Company") today announced the expiration of the previously announced exchange offer by its wholly owned subsidiary, Libbey Glass Inc. Pursuant to the exchange offer, Libbey Glass Inc. offered to exchange any and all of its outstanding $450,000,000 aggregate principal amount of 6.875% Senior Secured Notes due 2020 (the “Original Notes”) for an equal principal amount of a new issue of 6.875% Senior Secured Notes due 2020, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to an effective registration statement on Form S-4 filed with the Securities and Exchange Commission (the “New Notes”). The Original Notes were issued on May 18, 2012, in a private placement pursuant to Rule 144A and Regulation S under the Securities Act.

In the exchange offer, $450,000,000 aggregate principal amount of Original Notes were validly tendered and not validly withdrawn prior to the expiration, which represents 100% of the aggregate principal amount of Original Notes outstanding upon commencement of the exchange offer. Libbey Glass Inc. has accepted for exchange all of the Original Notes validly tendered and not validly withdrawn and settlement will occur promptly.

This news release is for informational purposes only, and is not an offer to buy or the solicitation of an offer to sell any security. The exchange offer was made only pursuant to the exchange offer documents, including the prospectus and letter of transmittal that were distributed to the holders of the Original Notes and were filed with the Securities and Exchange Commission.

This press release includes statements that are, or may be deemed to be, “forward-looking statements”. Such statements only reflect the Company's best assessment at this time and are indicated by words or phrases such as “goal,” “expects,” “ believes,” “will,” “estimates,” “anticipates,” or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty, that actual results may differ materially from such statements, and that investors should not place undue reliance on such statements. These forward-looking statements may be affected by the risks and uncertainties in the Company's business, including the Company's ability to consummate the exchange offer on the terms and conditions set forth in the related prospectus and letter

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of transmittal. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 10-K filed with the Commission on March 14, 2012 and the Company's report on Form 8-K furnished on May 9, 2012. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.